Rule 424(b)(3)
                                                              File No. 333-40429
                                                          Aviation Sales Company


                    SUPPLEMENT NO.1 DATED DECEMBER 24, 1997
                     TO PROSPECTUS DATED DECEMBER 4, 1997


     In order to refelct certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders section of the Prospectus is hereby supplemented as follows:

                             SHARES BENEFICIALLY       SHARES TO BE OFFERED FOR
                             OWNED PRIOR TO THE        THE SELLING STOCKHOLDERS'
SELLING SHAREHOLDERS              OFFERING                    ACCOUNT


Center Fork Missionary
Baptist Church............         1,000                      1,000

Piney Grove United
Methodist Church..........         1,525                      1,525